Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact:
Olivia Snyder, Manager, Investor Relations
(617) 219-1410

Office Properties Income Trust Announces Third Quarter 2019 Results
Since January 1, 2019, Have Sold or Currently Have Under Agreement to Sell 60 Properties for $731.5 Million
Third Quarter Net Loss Available for Common Shareholders of $3.9 Million, or $0.08 Per Share
Third Quarter Normalized FFO Available for Common Shareholders of $69.7 Million, or $1.45 Per Share
Occupancy Increased 170 Basis Points in the Third Quarter to 93.3%
Completed 759,000 Square Feet of Leasing in the Third Quarter

Newton, MA (November 1, 2019): Office Properties Income Trust (Nasdaq: OPI) today announced its financial results for the quarter and nine months ended September 30, 2019.

David Blackman, President and Chief Executive Officer of OPI, made the following statement:

"Since the end of the second quarter we continued to make steady progress on our disposition plan, selling 12 properties for a total of $298.1 million. The 60 properties we have sold or have under agreement to sell for $731.5 million since January 1, 2019 are at an average cap rate of 5.6% and have an average age of 22 years, an average occupancy of 71% and a weighted average lease term of 4.5 years. As previously announced, we also sold our 2.8 million shares of The RMR Group Inc. for net proceeds of $104.7 million. With the proceeds of these asset sales, we have reduced our leverage below the midpoint of our targeted leverage range. Our third quarter operating activity also generated continued leasing momentum as we entered new and renewal leases for 759,000 square feet and our consolidated occupancy increased to 93.3% from 91.6% last quarter."

Results for the Quarter Ended September 30, 2019:

Net loss available for common shareholders for the quarter ended September 30, 2019 was $3.9 million, or $0.08 per diluted share, compared to net loss available for common shareholders of $0.4 million, or $0.02 per diluted share, for the quarter ended September 30, 2018. Net loss available for common shareholders for the quarter ended September 30, 2019 includes an $8.5 million, or $0.18 per diluted share, loss on impairment of real estate, partially offset by an $11.5 million, or $0.24 per diluted share, gain on sale of real estate. Net loss available for common shareholders for the quarter ended September 30, 2018 includes a $17.4 million, or $0.70 per diluted share, unrealized gain on equity securities related to OPI's investment in The RMR Group Inc., or RMR Inc., which was sold on July 1, 2019, and $16.2 million, or $0.66 per diluted share, of estimated business management incentive fee expense. The weighted average number of diluted common shares outstanding was 48.1 million for the quarter ended September 30, 2019 and 24.8 million for the quarter ended September 30, 2018.

A Maryland Real Estate Investment Trust with transferable shares of beneficial interest listed on the Nasdaq.
No shareholder, Trustee or officer is personally liable for any act or obligation of the Trust.

Normalized funds from operations, or Normalized FFO, available for common shareholders for the quarter ended September 30, 2019 were $69.7 million, or $1.45 per diluted share, compared to Normalized FFO available for common shareholders for the quarter ended September 30, 2018 of $53.0 million, or $2.14 per diluted share.

Reconciliations of net income (loss) available for common shareholders determined in accordance with U.S. generally accepted accounting principles, or GAAP, to funds from operations, or FFO, available for common shareholders and Normalized FFO available for common shareholders for the quarters ended September 30, 2019 and 2018 appear later in this press release.

Results for the Nine Months Ended September 30, 2019:

Net loss available for common shareholders for the nine months ended September 30, 2019 was $34.7 million, or $0.72 per diluted share, compared to net income available for common shareholders of $35.4 million, or $1.43 per diluted share, for the nine months ended September 30, 2018. Net loss available for common shareholders for the nine months ended September 30, 2019 includes a $44.0 million, or $0.92 per diluted share, realized loss on equity securities related to the sale of OPI's investment in RMR Inc. on July 1, 2019 and a $14.1 million, or $0.29 per diluted share, loss on impairment of real estate, partially offset by a $33.5 million, or $0.70 per diluted share, gain on sale of real estate and certain net revenue events during the second quarter of 2019 totaling $8.2 million, or $0.17 per diluted share, including a $7.4 million early termination fee, net of expenses, related to a single tenant property located in San Jose, CA. Net income available for common shareholders for the nine months ended September 30, 2018 includes a $40.7 million, or $1.64 per diluted share, unrealized gain on equity securities and a $17.3 million, or $0.70 per diluted share, net gain on sale of real estate, partially offset by $17.0 million, or $0.69 per diluted share, of estimated business management incentive fee expense and a $5.8 million, or $0.23 per diluted share, loss on impairment of real estate. The weighted average number of diluted common shares outstanding was 48.1 million for the nine months ended September 30, 2019 and 24.8 million for the nine months ended September 30, 2018.

Normalized FFO available for common shareholders for the nine months ended September 30, 2019 were $222.3 million, or $4.63 per diluted share, compared to Normalized FFO available for common shareholders for the nine months ended September 30, 2018 of $158.4 million, or $6.39 per diluted share.

Reconciliations of net income (loss) available for common shareholders determined in accordance with GAAP to FFO available for common shareholders and Normalized FFO available for common shareholders for the nine months ended September 30, 2019 and 2018 appear later in this press release.

Leasing and Occupancy Results:

During the quarter ended September 30, 2019, OPI entered new and renewal leases for an aggregate of 759,000 rentable square feet at weighted (by rentable square feet) average rents that were 5.0% above prior rents for the same space. The weighted (by rentable square feet) average lease term for these leases was 12.7 years and leasing concessions and capital commitments for these leases were $17.6 million, or $1.82 per square foot, per lease year.

As of September 30, 2019, 93.3% of OPI’s total rentable square feet was leased, compared to 91.6% as of June 30, 2019 and 93.3% as of September 30, 2018.

Pro Forma Same Property Results:

Pro forma results combine the results of OPI and Select Income REIT, or SIR, for the quarters ended September 30, 2019 and 2018 as if the merger of SIR with OPI that closed on December 31, 2018, or the Merger, had occurred on January 1, 2018. Pro forma same property occupancy was 93.3% as of September 30, 2019, compared to 95.8% as of September 30, 2018. Pro Forma Same Property Cash Basis net operating income, or NOI, was $99.3 million for the quarter ended September 30, 2019, which was a 7.1% decrease compared to the same period in 2018.

Reconciliations of net income (loss) available for common shareholders determined in accordance with GAAP to Property NOI and Property Cash Basis NOI for the quarters ended September 30, 2019 and 2018 and a calculation of Pro Forma Same Property NOI and Same Property Cash Basis NOI for the quarter ended September 30, 2019 appear later in this press release.

Recent Property Disposition Activities:

Since July 1, 2019, OPI sold the following 12 properties containing a combined 2.2 million rentable square feet for an aggregate sales price of $298.1 million, excluding closing costs:

Date Sold	Location	Number of Properties	Square Feet	Gross Sales Price (1)
July 2019	San Jose, CA	1	71,750	$14,000,000
July 2019	Nashua, NH	1	321,800	25,000,000
August 2019	Arlington, TX	1	182,630	14,900,000
August 2019	Rochester, NY	1	94,800	4,765,000
August 2019	Hanover, PA	1	502,300	5,500,000
August 2019	San Antonio, TX	1	618,017	198,000,000
September 2019	Topeka, KS	1	143,934	15,600,000
September 2019	Falling Waters, WV	1	40,348	650,000
September 2019	San Diego, CA	1	43,918	8,950,000
October 2019	Columbia, SC	3	180,703	10,750,000
		12	2,200,200	$298,115,000
(1)Gross sales price includes purchase price adjustments, if any, and excludes closing costs.

As of October 31, 2019, OPI has entered into six agreements to sell the following 10 properties containing a combined 0.9 million rentable square feet for an aggregate sales price of $135.9 million, excluding closing costs:

Agreement Date	Location	Number of Properties	Square Feet	Gross Sales Price (1)
September 2019	DC Metro - MD	4	457,279	$66,600,000
October 2019	San Jose, CA	1	75,621	13,000,000
October 2019	Windsor, CT	1	97,256	7,000,000
October 2019	Kansas City, KS	1	170,817	11,700,000
October 2019	Fairfax, VA	1	83,130	23,000,000
October 2019	Stafford, VA	2	64,656	14,563,000
		10	948,759	$135,863,000
(1) Gross sales price includes purchase price adjustments, if any, and excludes closing costs.

Recent Investment Activities:

As previously announced, on July 1, 2019, OPI completed the sale of all of its 2,801,060 shares of class A common stock of RMR Inc., or RMR Inc. common stock, in an underwritten public offering at a price to the public of $40.00 per common share. OPI received $104.7 million in net proceeds, after deducting underwriting fees and other offering expenses, that it used to repay debt.

As previously announced, in July 2019, OPI entered into an agreement to acquire a land parcel near one of its properties located in Boston, MA for $2.9 million, excluding acquisition related costs.

Recent Financing Activities:

During the quarter ended September 30, 2019, OPI repaid the $170.0 million remaining principal balance outstanding under its $300.0 million unsecured term loan due 2020 with cash on hand, proceeds from its property dispositions and proceeds from the sale of its shares of RMR Inc. common stock.

As previously announced, on July 15, 2019, OPI redeemed, at par plus accrued interest, all $350.0 million of its 3.75% senior notes due 2019 using cash on hand and borrowings under its revolving credit facility.

Conference Call:

At 10:00 a.m. Eastern Time this morning, President and Chief Executive Officer, David Blackman, Chief Financial Officer and Treasurer, Matthew Brown, and Vice President, Christopher Bilotto, will host a conference call to discuss OPI’s third quarter 2019 financial results.

The conference call telephone number is (877) 328-1172. Participants calling from outside the United States and Canada should dial (412) 317-5418. No pass code is necessary to access the call from either number. Participants should dial in about 15 minutes prior to the scheduled start of the call. A replay of the conference call will be available through 11:59 p.m. on Friday, November 8, 2019. To access the replay, dial (412) 317-0088. The replay pass code is 10134914.

A live audio webcast of the conference call will also be available in a listen only mode on OPI’s website, at www.opireit.com. Participants wanting to access the webcast should visit OPI’s website about five minutes before the call. The archived webcast will be available for replay on OPI’s website following the call for about one week. The transcription, recording and retransmission in any way of OPI’s third quarter conference call are strictly prohibited without the prior written consent of OPI.

Supplemental Data:

A copy of OPI’s Third Quarter 2019 Supplemental Operating and Financial Data is available for download at OPI’s website, www.opireit.com. OPI’s website is not incorporated as part of this press release.

Non-GAAP Financial Measures:

OPI presents certain “non-GAAP financial measures” within the meaning of applicable rules of the Securities and Exchange Commission, or SEC, including FFO available for common shareholders, Normalized FFO available for common shareholders, Property NOI, Property Cash Basis NOI, Same Property NOI, Same Property Cash Basis NOI, Pro Forma Same Property NOI and Pro Forma Same Property Cash Basis NOI. These measures do not represent cash generated by operating activities in accordance with GAAP and should not be considered alternatives to income (loss) from continuing operations, net income (loss) and net income (loss) available for common shareholders as indicators of OPI’s operating performance or as measures of OPI’s liquidity. These measures should be considered in conjunction with income (loss) from continuing operations, net income (loss) and net income (loss) available for common shareholders as presented in OPI's condensed consolidated statements of income (loss). OPI considers these non-GAAP measures to be appropriate supplemental measures of operating performance for a real estate investment trust, or REIT, along with income (loss) from continuing operations, net income (loss) and net income (loss) available for common shareholders. OPI believes these measures provide useful information to investors because by excluding the effects of certain historical amounts, such as depreciation and amortization expense, they may facilitate a comparison of OPI’s operating performance between periods and with other REITs and, in the case of Property NOI, Property Cash Basis NOI, Same Property NOI, Same Property Cash Basis NOI, Pro Forma Same Property NOI and Pro Forma Same Property Cash Basis NOI, reflecting only those income and expense items that are generated and incurred at the property level may help both investors and management to understand the operations at OPI's properties.

Please see the pages attached hereto for a more detailed statement of OPI’s operating results and financial condition and for an explanation of OPI’s calculation of FFO available for common shareholders, Normalized FFO available for common shareholders, Property NOI, Property Cash Basis NOI, Same Property NOI and Same Property Cash Basis NOI and a reconciliation of those amounts to amounts determined in accordance with GAAP. OPI’s Pro Forma Same Property Cash Basis NOI as if the Merger had occurred on January 1, 2018 also are provided in the pages attached hereto. Such pro forma financial information is not necessarily indicative of OPI’s expected financial position or results of operations for any future period. Differences could result from numerous factors, including future changes in OPI’s portfolio of investments, OPI’s capital structure, OPI's property level operating expenses and revenues, including rents expected to be received pursuant to OPI’s existing leases or leases OPI may enter into, changes in interest rates and other reasons. Actual future results are likely to be different from amounts presented in the pro forma financial information and such differences could be significant.

OPI is a REIT focused on owning, operating and leasing properties primarily leased to single tenants and those with high credit quality characteristics such as government entities. OPI is managed by the operating subsidiary of RMR Inc. (Nasdaq: RMR), an alternative asset management company that is headquartered in Newton, Massachusetts.

Office Properties Income Trust
Condensed Consolidated Statements of Income (Loss)
(amounts in thousands, except per share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Rental income	$167,411	$106,102	$518,220	$322,904

Expenses:
Real estate taxes	18,824	12,072	55,363	37,402
Utility expenses	9,518	7,783	26,369	20,490
Other operating expenses	30,376	21,785	90,204	66,221
Depreciation and amortization	74,939	42,569	226,373	129,444
Loss on impairment of real estate (1)	8,521	—	14,105	5,800
Acquisition and transaction related costs (2)	—	3,813	682	3,813
General and administrative (3)	7,990	22,383	25,457	36,438
Total expenses	150,168	110,405	438,553	299,608

Gain on sale of real estate (4)	11,463	—	33,538	17,329
Dividend income	—	304	1,960	912
Gain (loss) on equity securities, net (5)	—	17,425	(44,007)	40,677
Interest income	358	140	847	405
Interest expense (including amortization of debt premiums, discounts and issuance costs of $2,560, $893, $8,264 and $2,749, respectively)	(32,367)	(23,374)	(104,848)	(69,444)
Loss on early extinguishment of debt (6)	(284)	—	(769)	—
Income (loss) from continuing operations before income tax expense and equity in net income (loss) of investees	(3,587)	(9,808)	(33,612)	13,175
Income tax expense	(156)	(9)	(509)	(124)
Equity in net income (loss) of investees	(196)	94	(573)	(1,112)
Income (loss) from continuing operations	(3,939)	(9,723)	(34,694)	11,939
Income from discontinued operations (7)	—	9,274	—	23,872
Net income (loss)	(3,939)	(449)	(34,694)	35,811
Preferred units of limited partnership distributions	—	—	—	(371)
Net income (loss) available for common shareholders	$(3,939)	$(449)	$(34,694)	$35,440

Weighted average common shares outstanding (basic)	48,073	24,768	48,051	24,764
Weighted average common shares outstanding (diluted)	48,073	24,768	48,051	24,769

Per common share amounts (basic and diluted):
Income (loss) from continuing operations	$(0.08)	$(0.39)	$(0.72)	$0.47
Income from discontinued operations	$—	$0.37	$—	$0.96
Net income (loss) available for common shareholders	$(0.08)	$(0.02)	$(0.72)	$1.43

See Notes on pages 7 and 8.

Office Properties Income Trust
Funds from Operations and Normalized Funds from Operations
(amounts in thousands, except per share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Calculation of FFO and Normalized FFO available for common shareholders (8):
Net income (loss) available for common shareholders	$(3,939)	$(449)	$(34,694)	$35,440
Add (less): Depreciation and amortization:
Consolidated properties	74,939	42,569	226,373	129,444
Unconsolidated joint venture properties	1,397	1,913	4,558	6,283
FFO attributable to SIR investment	—	19,012	—	49,914
Loss on impairment of real estate (1)	8,521	—	14,105	5,800
Equity in earnings of SIR included in discontinued operations	—	(9,253)	—	(23,843)
Gain on sale of real estate (4)	(11,463)	—	(33,538)	(17,329)
(Gain) loss on equity securities, net (5)	—	(17,425)	44,007	(40,677)
FFO available for common shareholders	69,455	36,367	220,811	145,032
Add (less): Acquisition and transaction related costs (2)	—	3,813	682	3,813
Loss on early extinguishment of debt (6)	284	—	769	—
Normalized FFO attributable to SIR investment	—	15,584	—	42,482
FFO attributable to SIR investment	—	(19,012)	—	(49,914)
Net gain on issuance of shares by SIR included in discontinued operations	—	(21)	—	(29)
Estimated business management incentive fees (3)	—	16,236	—	16,973
Normalized FFO available for common shareholders	$69,739	$52,967	$222,262	$158,357

Weighted average common shares outstanding (basic)	48,073	24,768	48,051	24,764
Weighted average common shares outstanding (diluted)	48,073	24,768	48,051	24,769

Per common share amounts:
Net income (loss) available for common shareholders (basic and diluted)	$(0.08)	$(0.02)	$(0.72)	$1.43
FFO available for common shareholders (basic and diluted)	$1.44	$1.47	$4.60	$5.86
Normalized FFO available for common shareholders (basic and diluted)	$1.45	$2.14	$4.63	$6.39
Distributions declared per share	$0.55	$1.72	$1.65	$5.16

(1)
Loss on impairment of real estate for the three months ended September 30, 2019 represents an adjustment of $6,342 to reduce the carrying value of eight properties to their estimated fair value less costs to sell and a $2,179 loss on impairment of real estate related to the disposal of one property during the three months ended September 30, 2019. Loss on impairment of real estate for the nine months ended September 30, 2019 also includes an adjustment of $2,380 to reduce the carrying value of one property to its estimated fair value less costs to sell during the three months ended June 30, 2019, an adjustment of $2,757 to reduce the carrying value of one property to its estimated fair value less costs to sell during the three months ended March 31, 2019 and a $447 loss on impairment of real estate related to the disposal of a portfolio consisting of 34 properties located in Northern Virginia and Maryland during the three months ended March 31, 2019.

Loss on impairment of real estate for the nine months ended September 30, 2018 represents an adjustment of $6,116 during the three months ended March 31, 2018 to reduce the carrying value of three properties to their estimated fair value less costs to sell, an adjustment of $322 to increase the carrying value of one property removed from held for sale status to its estimated fair value during the three months ended June 30, 2018 and an adjustment of $6 to reduce the carrying value of one property to its estimated fair value less costs to sell during the three months ended June 30, 2018.

(2)	Acquisition and transaction related costs for the three months ended September 30, 2018 and the nine months ended September 30, 2019 and 2018 consist of costs incurred in connection with the Merger.

(3)
Incentive fees under OPI’s business management agreement with The RMR Group LLC are payable after the end of each calendar year, are calculated based on common share total return, as defined, and are included in general and administrative expenses in OPI’s condensed consolidated statements of income (loss). In calculating net income (loss) in accordance with GAAP, OPI recognizes estimated business management incentive fee expense, if any, in the first, second and third quarters. Although OPI recognizes this expense, if any, in the first, second and third quarters for purposes of calculating net income (loss), OPI does not include such expense in the calculation of Normalized FFO available for common shareholders until the fourth quarter, when the amount of the business management incentive fee expense for the calendar year, if any, is determined. No estimated business management incentive fees were included in net income (loss) for the three and nine months ended September 30, 2019. Net income (loss) for the three and nine months ended September 30, 2018 includes $16,236 and $16,973, respectively, of estimated business management incentive fee expense.

(4)
Gain on sale of real estate for the nine months ended September 30, 2019 includes an $11,463 gain on the sale of two properties during the three months ended September 30, 2019 and a $22,075 gain on the sale of one property during the six months ended June 30, 2019. During the nine months ended September 30, 2018, OPI recorded a $17,329 gain on the sale of one property.

(5)
Gain (loss) on equity securities, net represents a realized loss for the nine months ended September 30, 2019 for the sale of OPI's 2.8 million shares of RMR Inc. common stock on July 1, 2019, and unrealized gains in the three and nine months ended September 30, 2018 to adjust the carrying value of OPI's former investment in RMR Inc. common stock to its fair value as of the end of the period.

(6)
Loss on early extinguishment of debt for the three and nine months ended September 30, 2019 includes write offs of the unamortized portion of certain discounts and issuance costs resulting from the early repayment of debt.

(7)	Income from discontinued operations includes operating results related to OPI's former equity method investment in SIR that OPI sold in October 2018.

(8)
OPI calculates FFO available for common shareholders and Normalized FFO available for common shareholders as shown above. FFO available for common shareholders is calculated on the basis defined by The National Association of Real Estate Investment Trusts, which is net income (loss) available for common shareholders, calculated in accordance with GAAP, plus real estate depreciation and amortization of consolidated properties and its proportionate share of the real estate depreciation and amortization of unconsolidated joint venture properties, and the difference between FFO attributable to an equity investment and equity in earnings of SIR included in discontinued operations, but excluding impairment charges on and increases in the carrying value of real estate assets, any gain or loss on sale of real estate and equity securities, as well as certain other adjustments currently not applicable to OPI. In calculating Normalized FFO available for common shareholders, OPI adjusts for the difference between Normalized FFO attributable to an equity investment and FFO attributable to an equity investment and for the other items shown above and includes business management incentive fees, if any, only in the fourth quarter versus the quarter when they are recognized as an expense in accordance with GAAP due to their quarterly volatility not necessarily being indicative of OPI’s core operating performance and the uncertainty as to whether any such business management incentive fees will be payable when all contingencies for determining such fees are known at the end of the calendar year. FFO available for common shareholders and Normalized FFO available for common shareholders are among the factors considered by OPI’s Board of Trustees when determining the amount of distributions to OPI’s shareholders. Other factors include, but are not limited to, requirements to maintain OPI's qualification for taxation as a REIT, limitations in OPI’s credit agreement and public debt covenants, the availability to OPI of debt and equity capital, OPI’s expectation of its future capital requirements and operating performance and OPI’s expected needs for and availability of cash to pay its obligations. Other real estate companies and REITs may calculate FFO available for common shareholders and Normalized FFO available for common shareholders differently than OPI does.

Office Properties Income Trust
Calculation and Reconciliation of Property NOI, Property Cash Basis NOI, Same Property NOI and Same Property Cash Basis NOI (1)
(amounts in thousands)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Calculation of Property NOI and Property Cash Basis NOI:
Rental income (2)	$167,411	$106,102	$518,220	$322,904
Property operating expenses	(58,718)	(41,640)	(171,936)	(124,113)
Property NOI	108,693	64,462	346,284	198,791
Non-cash straight line rent adjustments included in rental income (2)	(6,904)	(1,990)	(19,365)	(7,825)
Lease value amortization included in rental income (2)	35	773	2,628	2,361
Lease termination fees included in rental income (2)	(22)	(122)	(9,183)	(122)
Non-cash amortization included in property operating expenses (3)	(121)	(121)	(363)	(363)
Property Cash Basis NOI	$101,681	$63,002	$320,001	$192,842

Reconciliation of Net Income (Loss) Available for Common Shareholders to Property NOI and Property Cash Basis NOI:
Net income (loss) available for common shareholders	$(3,939)	$(449)	$(34,694)	$35,440
Preferred units of limited partnership distributions	—	—	—	371
Net income (loss)	(3,939)	(449)	(34,694)	35,811
Income from discontinued operations	—	(9,274)	—	(23,872)
Income (loss) from continuing operations	(3,939)	(9,723)	(34,694)	11,939
Equity in net (income) loss of investees	196	(94)	573	1,112
Income tax expense	156	9	509	124
Loss on early extinguishment of debt	284	—	769	—
Interest expense	32,367	23,374	104,848	69,444
Interest income	(358)	(140)	(847)	(405)
(Gain) loss on equity securities, net	—	(17,425)	44,007	(40,677)
Dividend income	—	(304)	(1,960)	(912)
Gain on sale of real estate	(11,463)	—	(33,538)	(17,329)
General and administrative	7,990	22,383	25,457	36,438
Acquisition and transaction related costs	—	3,813	682	3,813
Loss on impairment of real estate	8,521	—	14,105	5,800
Depreciation and amortization	74,939	42,569	226,373	129,444
Property NOI	108,693	64,462	346,284	198,791
Non-cash amortization included in property operating expenses (3)	(121)	(121)	(363)	(363)
Lease termination fees included in rental income (2)	(22)	(122)	(9,183)	(122)
Lease value amortization included in rental income (2)	35	773	2,628	2,361
Non-cash straight line rent adjustments included in rental income (2)	(6,904)	(1,990)	(19,365)	(7,825)
Property Cash Basis NOI	$101,681	$63,002	$320,001	$192,842

Reconciliation of Property NOI to Same Property NOI (4) (5):
Rental income (2)	$167,411	$106,102	$518,220	$322,904
Property operating expenses	(58,718)	(41,640)	(171,936)	(124,113)
Property NOI	108,693	64,462	346,284	198,791
Less: NOI of properties not included in same property results:
SIR assets acquired	(58,337)	—	(186,274)	—
Historical OPI assets	(232)	(12,240)	(5,828)	(37,380)
Same Property NOI	$50,124	$52,222	$154,182	$161,411

Calculation of Same Property Cash Basis NOI (4) (5):
Same Property NOI	$50,124	$52,222	$154,182	$161,411
Add: Lease value amortization included in rental income (2)	280	541	887	1,588
Less: Non-cash straight line rent adjustments included in rental income (2)	(1,753)	(1,528)	(4,262)	(6,376)
Lease termination fees included in rental income (2)	(22)	(23)	(1,541)	(23)
Non-cash amortization included in property operating expenses (3)	(121)	(113)	(351)	(336)
Same Property Cash Basis NOI	$48,508	$51,099	$148,915	$156,264
See Notes on page 10.

(1)
The calculations of Property NOI and Property Cash Basis NOI exclude certain components of net income (loss) available for common shareholders in order to provide results that are more closely related to OPI’s property level results of operations. OPI calculates Property NOI and Property Cash Basis NOI as shown above. OPI defines Property NOI as income from its rental of real estate less its property operating expenses. Property NOI excludes amortization of capitalized tenant improvement costs and leasing commissions that OPI records as depreciation and amortization expense. OPI defines Property Cash Basis NOI as Property NOI excluding non-cash straight line rent adjustments, lease value amortization, lease termination fees, if any, and non-cash amortization included in other operating expenses. OPI calculates Same Property NOI and Same Property Cash Basis NOI in the same manner that it calculates the corresponding Property Cash Basis NOI amounts, except that it only includes same properties in calculating Same Property NOI and Same Property Cash Basis NOI. OPI uses Property NOI, Property Cash Basis NOI, Same Property NOI and Same Property Cash Basis NOI to evaluate individual and company-wide property level performance. Other real estate companies and REITs may calculate Property NOI, Property Cash Basis NOI, Same Property NOI and Same Property Cash Basis NOI differently than OPI does.

(2)
OPI reports rental income on a straight line basis over the terms of the respective leases; as a result, rental income includes non-cash straight line rent adjustments. Rental income also includes expense reimbursements, tax escalations, parking revenues, service income and other fixed and variable charges paid to OPI by its tenants, as well as the net effect of non-cash amortization of intangible lease assets and liabilities and lease termination fees, if any.

(3)
OPI recorded a liability for the amount by which the estimated fair value for accounting purposes exceeded the price OPI paid for its investment in RMR Inc. common stock in June 2015. A portion of this liability is being amortized on a straight line basis through December 31, 2035 as a reduction to property management fee expense, which is included in property operating expenses.

(4)	For the three months ended September 30, 2019 and 2018, Same Property NOI and Same Property Cash Basis NOI are based on properties OPI owned continuously since July 1, 2018.

(5)	For the nine months ended September 30, 2019 and 2018, Same Property NOI and Same Property Cash Basis NOI are based on properties OPI owned continuously since January 1, 2018.

Office Properties Income Trust
Pro Forma Summary Same Property Results (1)
(dollars and square feet in thousands)
(unaudited)

	For the Three Months Ended September 30,
OPI (Excluding SIR Properties):	2019	2018
Leasable properties	109	109
Total sq. ft. (2)	13,073	13,069
Percent leased (3)	93.0%	94.4%
Same Property Cash Basis NOI (4)	$48,508	$51,099
Same Property Cash Basis NOI % change	(5.1%)

	For the Three Months Ended September 30,
SIR Properties:	2019	2018
		As reported	Less:
		SIR (Excluding ILPT) (5)	Dispositions (6)	Pro Forma SIR
Leasable properties (6)	91	99	(8)	91
Total sq. ft. (2)	14,217	16,538	(2,321)	14,217
Percent leased (3)	93.6%	89.8%	—%	97.1%
Same Property Cash Basis NOI (4)	$50,806	$59,349	$(3,509)	$55,840
Same Property Cash Basis NOI % change	(9.0%)

	For the Three Months Ended September 30,
Pro Forma Combined:	2019	2018
Leasable properties (7)	200	200
Total sq. ft. (2)	27,290	27,286
Percent leased (3)	93.3%	95.8%
Same Property Cash Basis NOI (4)	$99,314	$106,939
Same Property Cash Basis NOI % change	(7.1%)

(1)
OPI (excluding SIR properties) same property results for the three months ended September 30, 2019 and 2018, are based on properties owned continuously since July 1, 2018. SIR properties same property results for the three months ended September 30, 2019 and 2018, are based on properties SIR owned immediately prior to the Merger and which it had owned continuously since July 1, 2018 and which OPI owned continuously since the Merger. Pro forma combined same property results combine the same property results of OPI and SIR for the three months ended September 30, 2019 and 2018, as if the Merger had occurred on January 1, 2018. See calculation of Pro Forma Same Property Cash Basis NOI for the three months ended September 30, 2019 on page 12.

(2)	Subject to changes when space is remeasured or reconfigured for tenants.

(3)
Percent leased includes (i) space being fitted out for occupancy pursuant to OPI's lease agreements, if any, and (ii) space which is leased, but is not occupied or is being offered for sublease by tenants, if any, as of the measurement date.

(4)	See page 10 for the definition of Property Cash Basis NOI, a description of why OPI believes it is an appropriate supplemental measure and a description of how OPI uses this measure.

(5)
Until December 27, 2018, Industrial Logistics Properties Trust, or ILPT, was a consolidated subsidiary of SIR. The amounts presented above exclude ILPT's operations, as SIR distributed its common shares of ILPT to its shareholders prior to the Merger.

(6)	Includes eight properties OPI sold during the nine months ended September 30, 2019.

(7)	Includes one leasable land parcel.

Office Properties Income Trust
Reconciliation and Calculation of Pro Forma Same Property NOI and Same Property Cash Basis NOI (1)
(amounts in thousands)
(unaudited)

	For the Three Months Ended September 30, 2019
	OPI (Excluding	SIR	Pro Forma
	SIR Properties)	Properties	Combined
Reconciliation of Property NOI to Same Property NOI: (2)
Rental income (3)	$87,735	$79,676	$167,411
Property operating expenses	(37,379)	(21,339)	(58,718)
Property NOI	50,356	58,337	108,693
Less: NOI of properties not included in same property results	(232)	(2,236)	(2,468)
Same Property NOI	$50,124	$56,101	$106,225

Calculation of Same Property Cash Basis NOI: (2)
Same property NOI	$50,124	$56,101	$106,225
Add: Lease value amortization included in rental income (3)	280	(245)	35
Less: Non-cash straight line rent adjustments included in rental income (3)	(1,753)	(5,050)	(6,803)
Lease termination fees included in rental income (3)	(22)	—	(22)
Non-cash amortization included in property operating expenses (4)	(121)	—	(121)
Same Property Cash Basis NOI	$48,508	$50,806	$99,314

(1)
See page 10 for the definitions of Property NOI and Property Cash Basis NOI, a description of why OPI believes they are appropriate supplemental measures and a description of how OPI uses these measures.

(2)
OPI (excluding SIR properties) same property results for the three months ended September 30, 2019 are based on properties owned continuously since July 1, 2018. SIR properties same property results for the three months ended September 30, 2019 are based on properties SIR owned immediately prior to the Merger and which it had owned continuously since July 1, 2018 and which OPI owned continuously since the Merger. Pro forma combined same property results combine the same property results of OPI and SIR for the three months ended September 30, 2019, as if the Merger had occurred on January 1, 2018.

(3)
OPI reports rental income on a straight line basis over the terms of the respective leases; as a result, rental income includes non-cash straight line rent adjustments. Rental income also includes expense reimbursements, tax escalations, parking revenues, service income and other fixed and variable charges paid to OPI by its tenants, as well as the net effect of non-cash amortization of intangible lease assets and liabilities and lease termination fees, if any.

(4)
OPI recorded a liability for the amount by which the estimated fair value for accounting purposes exceeded the price OPI paid for its investment in RMR Inc. common stock in June 2015. A portion of this liability is being amortized on a straight line basis through December 31, 2035 as a reduction to property management fees expense, which is included in property operating expenses.

Office Properties Income Trust
Condensed Consolidated Balance Sheets
(dollars in thousands, except per share data)
(unaudited)

	September 30,	December 31,
	2019	2018
ASSETS
Real estate properties:
Land	$854,083	$924,164
Buildings and improvements	2,702,657	3,020,472
Total real estate properties, gross	3,556,740	3,944,636
Accumulated depreciation	(375,565)	(375,147)
Total real estate properties, net	3,181,175	3,569,489
Assets of properties held for sale	155,395	253,501
Investments in unconsolidated joint ventures	40,502	43,665
Acquired real estate leases, net	808,817	1,056,558
Cash and cash equivalents	29,002	35,349
Restricted cash	4,031	3,594
Rents receivable, net	70,234	72,051
Deferred leasing costs, net	37,890	25,672
Other assets, net	33,203	178,704
Total assets	$4,360,249	$5,238,583

LIABILITIES AND SHAREHOLDERS’ EQUITY
Unsecured revolving credit facility	$210,000	$175,000
Unsecured term loans, net	—	387,152
Senior unsecured notes, net	2,015,099	2,357,497
Mortgage notes payable, net	311,025	335,241
Liabilities of properties held for sale	16,240	4,271
Accounts payable and other liabilities	118,338	145,536
Due to related persons	7,674	34,887
Assumed real estate lease obligations, net	15,260	20,031
Total liabilities	2,693,636	3,459,615

Commitments and contingencies

Shareholders’ equity:
Common shares of beneficial interest, $.01 par value: 200,000,000 shares authorized, 48,203,332 and 48,082,903 shares issued and outstanding, respectively	482	481
Additional paid in capital	2,612,062	2,609,801
Cumulative net income	112,188	146,882
Cumulative other comprehensive income (loss)	(461)	106
Cumulative common distributions	(1,057,658)	(978,302)
Total shareholders’ equity	1,666,613	1,778,968
Total liabilities and shareholders’ equity	$4,360,249	$5,238,583

Warning Concerning Forward-Looking Statements
This press release contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws. Also, whenever OPI uses words such as “believe”, “expect”, “anticipate”, “intend”, “plan”, “estimate”, “will”, “may” and negatives or derivatives of these or similar expressions, OPI is making forward-looking statements. These forward-looking statements are based upon OPI’s present intent, beliefs or expectations, but forward-looking statements are not guaranteed to occur and may not occur. Actual results may differ materially from those contained in or implied by OPI’s forward-looking statements as a result of various factors. Forward-looking statements involve known and unknown risks, uncertainties and other factors, some of which are beyond OPI's control. For example:

•
Mr. Blackman's statements that OPI continued to make steady progress on its disposition plan during the third quarter may imply that OPI will continue to sell properties and that it will realize proceeds from those sales equal to or greater than the amount it expects. However, OPI may not complete its pending sales of properties and it may not successfully sell additional properties. In addition, OPI may not realize the proceeds it may target for its property sales and it may determine to set a different target proceeds amount from its property sales. Further, any property sales it may complete may be at amounts that are less than OPI's carrying values and OPI may incur losses with respect to properties it may sell or seek to sell,

•
Mr. Blackman’s statement that OPI has reduced its leverage to below the midpoint of its targeted leverage range may imply that OPI’s leverage will remain within its targeted leverage range. However, OPI cannot be sure that its leverage will not increase and exceed its targeted leverage range in the future,

•
Mr. Blackman's statements regarding OPI's leasing activity and higher property occupancy may imply that the occupancy at OPI's properties will continue to improve or that OPI will be able to maintain any increased occupancy it may realize at its properties. OPI's ability to realize positive leasing activity and increase or maintain the occupancy at its properties depends on various factors, including market conditions, tenants' demand for OPI's properties, the timing of lease expirations and OPI's ability to successfully compete for tenants, among other factors. As a result, OPI may not realize positive leasing activity in future periods and OPI's property occupancy may or may not increase and could decline,

•
OPI has entered six agreements to sell 10 properties for an aggregate sales price of approximately $135.9 million, excluding closing costs. These sales are subject to conditions. Those conditions may not be satisfied and these sales may not occur, may be delayed or their terms may change, and

•
OPI has entered an agreement to acquire a land parcel near one of its properties located in Boston, MA for $2.9 million, excluding acquisition related costs. This acquisition is subject to conditions. Those conditions may not be satisfied and this acquisition may not occur, may be delayed or the terms may change.

The information contained in OPI’s filings with the SEC, including under “Risk Factors” in OPI’s periodic reports, or incorporated therein, identifies other important factors that could cause OPI’s actual results to differ materially from those stated in or implied by OPI’s forward-looking statements. OPI’s filings with the SEC are available on the SEC's website at www.sec.gov.
You should not place undue reliance upon forward-looking statements.
Except as required by law, OPI does not intend to update or change any forward-looking statements as a result of new information, future events or otherwise.

(END)